Exhibit 99.1

Pharmacyclics® Triggers Significant Milestone Payment and Provides Clinical Program Update

SUNNYVALE, Calif., Aug. 1, 2012 -- Pharmacyclics, Inc. (PCYC) announced today that the international Phase III randomized, multicenter, open-label clinical trial, RESONATE™ (PCYC-1112), of ibrutinib versus ofatumumab for patients with relapsed or refractory chronic lymphocytic leukemia or small lymphocytic lymphoma (CLL/SLL) initiated by Pharmacyclics has enrolled its fifth patient. The enrollment of the fifth patient has subsequently triggered a $50 million milestone payment obligation from Janssen Biotech, Inc. (Janssen), one of the Janssen Pharmaceutical Companies of Johnson & Johnson and the worldwide collaborator on ibrutinib in oncology. As Pharmacyclics or Janssen initiate further Phase III trials in specific indications and enroll the 5th patient, additional milestone payments of $50 million may be triggered up to a total of $250 million. We anticipate an additional Phase III trial milestone payment during calendar 2012.

"This is the first Phase III trial of a broad development plan to evaluate the potential of ibrutinib in a range of hematologic malignancies," said Bob Duggan, Chairman and CEO of Pharmacyclics.  "We are very excited to have moved this molecule in such short time from first patient dosed in the spring of 2009 to now a pivotal Phase III clinical trial.  The initiation of this first Phase III trial with ibrutinib is a testament to the hard work and focused efforts of the entire Pharmacyclics team, our external collaborators and the support and cooperation we enjoy with our partner Janssen. We look forward with confidence to continued progress."

"Data from patients with CLL/SLL observed in our Phase Ib/II program provide strong rationale for initiating the Phase III registration trial," said Lori A. Kunkel, M.D. Chief Medical Officer, Pharmacyclics.  "CLL/SLL is an important component of our development plan to evaluate ibrutinib in B-cell malignancies.  This trial complements other ongoing and planned trials for patients with unmet needs, including additional Phase III trials in relapsed or refractory CLL/SLL of ibrutinib in combination therapies, a Phase III trial of ibrutinib in frontline elderly CLL/SLL patients as a single agent and the trials in mantle cell lymphoma, all expected to start late 2012 or early 2013."

RESONATE™ Trial Design (PCYC-1112)

The RESONATE™  study is a randomized, open–label Phase III registration trial of ibrutinib as a monotherapy. The primary endpoint of the study is to demonstrate a clinically significant improvement in progression-free survival in relapsed or refractory CLL/SLL patients as compared to that achieved with ofatumumab therapy. The key secondary endpoints include overall response rate, overall survival, and quality of life measures. This global study conducted by PCYC is planned to enroll 350 patients worldwide.

Further information about this trial can be found at www.clinitrials.gov:
NCT01578707 – "A Phase 3 Study of Ibrutinib (PCI-32765) Versus Ofatumamb in Patients with Relapsed or Refractory Chronic Lymphocytic Leukemia (RESONATE™)"

Ibrutinib Development Update
• Clinical Trial Initiations planned in second half of 2012 / first quarter 2013:
Pharmacyclics and Janssen plan to initiate three additional Phase III studies over the next 6 - 9 months. These studies include:
• Phase III combination study of bendamustine/rituximab plus ibrutinib versus bendamustine/rituximab plus placebo in relapsed or refractory CLL/SLL patients.
• Phase III frontline study of single agent ibrutinib versus a comparator in elderly CLL/SLL patients.
• Phase III study outside the US of ibrutinib versus temsirolimus in subjects with relapsed or refractory mantle cell lymphoma (MCL) who have received at least one prior chemotherapy regimen.
• Clinical Updates planned at a medical meeting by the end of 2012:
• PCYC-1104, Phase II study of single agent ibrutinib in patients with relapsed or refractory MCL, including cohorts of subjects either previously treated with bortezomib or naive to bortezomib treatment.
• PCYC-1102, Phase Ib/II study of single agent ibrutinib in patients with relapsed or refractory CLL/SLL.
• PCYC-04753, Phase I study of single agent ibrutinib in patients with recurrent B-cell malignancies. The update will focus on the cohort of evaluable patients with follicular lymphoma.
• PCYC-1106, Phase II study, of ibrutinib in subjects with relapsed or refractory diffuse large B-cell lymphoma (DLBCL). Patients were enrolled with two genetically distinct subtypes of DLBCL, the activated B-cell (ABC) subtype and the germinal center (GC) subtype.
• PCYC–1111, a Phase II study of ibrutinib in subjects with relapsed/refractory multiple myeloma (MM).
• Clinical Updates planned by mid-year 2013:
• The Company's ongoing Phase II studies of single agent ibrutinib in DLBCL and MM are expected to mature with continued enrollment in both histologies over the next 12 months. By mid-year 2013 the Company intends to provide a meaningful update on the clinical development plans in non-Hodgkin's lymphoma and MM.

Orphan Drug Designation

The European Commission has adopted the decision on April 26, 2012 that ibrutinib for the treatment of CLL is designated as an orphan medicinal product. An EU orphan drug designation provides the drug developer with several benefits and incentives related to the orphan drug, including market exclusivity for 10 years after approval. In the US, the FDA granted orphan drug designation to ibrutinib for the treatment of chronic lymphocytic leukemia on March 27, 2012

About Janssen Collaboration

As previously announced on December 8, 2011, Pharmacyclics entered into a worldwide collaboration with Janssen to develop and commercialize ibrutinib, a novel, oral, first-in-class Bruton's Tyrosine Kinase (BTK) inhibitor. Pharmacyclics received from Janssen an upfront payment totaling $150 million upon signing the contract. With the dosing of a fifth patient in the RESONATE™ Study, as announced today, a milestone payment of $50 million has been earned. Pharmacyclics may receive up to an additional $775 million in development and regulatory milestone payments; for total potential upfront and milestone payments of $975 million.

Following regulatory approval, both Pharmacyclics and Janssen will book revenue and co-commercialize ibrutinib. In the US, Pharmacyclics will book sales and take a lead role in US commercial strategy development. Both Pharmacyclics and Janssen will share in commercialization activities. Outside the United States, Janssen will book sales and lead and perform commercialization activities. Profits and losses from the commercialization activities will be split 50/50 on a worldwide basis. Development and commercialization activities under the collaboration will be managed through a shared governance structure. Each company will lead development for specific indications as stipulated in a global development plan, with development costs shared on a 40/60 basis (Pharmacyclics 40% and Janssen 60%).

About Pharmacyclics

Pharmacyclics® is a clinical-stage biopharmaceutical company focused on developing and commercializing innovative small-molecule drugs for the treatment of cancer and immune mediated diseases. Our corporate mission statement reads as follows: To build a viable biopharmaceutical company that designs, develops and commercializes novel therapies intended to improve quality of life, increase duration of life and resolve serious medical healthcare needs. To identify promising product candidates based on exceptional scientific development expertise, develop our products in a rapid, cost-efficient manner and to pursue commercialization and/or development partners when and where appropriate. We exist to make a difference for the better and these are important times to do that.

Presently, Pharmacyclics has three product candidates in clinical development and several preclinical molecules in lead optimization. The Company is committed to high standards of ethics, scientific rigor, and operational efficiency as it moves each of these programs towards potential commercialization.

The Company is headquartered in Sunnyvale, California and is listed on NASDAQ under the symbol PCYC. To learn more about how Pharmacyclics advances science to improve human healthcare visit us at http://www.pharmacyclics.com.

NOTE: This announcement may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our expectations and beliefs regarding our future results or performance. Because these statements apply to future events, they are subject to risks and uncertainties. When used in this announcement, the words "anticipate", "believe", "estimate", "expect", "expectation", "should", "would", "project", "plan", "predict", "intend" and similar expressions are intended to identify such forward-looking statements. Our actual results could differ materially from those projected in the forward-looking statements. Additionally, you should not consider past results to be an indication of our future performance. For a discussion of the risk factors and other factors that may affect our results, please see the Risk Factors section of our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and quarterly reports on Form 10-Q. We do not intend to update any of the forward-looking statements after the date of this announcement to conform these statements to actual results, to changes in management's expectations or otherwise, except as may be required by law.